EXHIBIT 99.1

3D Systems Earns 12 Cents Per Share for Second Quarter

Improved Revenue and Gross Profit Margin

ROCK HILL, S.C., July 29, 2010 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC) announced today that it earned 12 cents per share during the second quarter on a 42% revenue increase and a gross profit margin expansion of 1.6 percentage points compared to the second quarter of 2009.

The company generated $7.4 million of cash from operations during the first half of 2010 and after using $6.2 million to fund strategic investing activities, ended with $25.9 million of available cash compared to $24.9 million at December 31, 2009.

"We are pleased with the continued revenue recovery and expanded gross profit margin which led to improved earnings," said Abe Reichental, 3D Systems' President and Chief Executive Officer.

The table below summarizes the company's key financial results.

(in millions, except per share amounts)	Second Quarter			First Six Months
Operating Highlights	2010	2009	% Change Favorable (Unfavorable)	2010	2009	% Change Favorable (Unfavorable)
Revenue	$35.1	$24.7	42%	$66.8	$48.7	37%
Gross profit	$16.0	$10.8		$30.3	$21.3
% of revenue	45%	44%	47%	45%	44%	42%
Operating expenses	$12.5	$11.7		$24.2	$23.8
% of revenue	36%	47%	(7%)	36%	49%	(2%)
Operating income (loss)	$3.4	($0.8)	NM	$6.1	($2.5)	NM
Net income (loss)	$2.7	($1.3)	NM	$4.8	($3.4)	NM
Diluted earnings (loss) per share	$0.12	($0.06)	NM	$0.20	($0.15)	NM
Available cash	$25.9	$24.0	8%	$25.9	$24.0	8%
Depreciation & amortization	$1.9	$1.4		$3.4	$3.0
% of revenue	5%	6%	(36%)	5%	6%	(14%)
NM: Not meaningful

Systems revenue increased by $4.8 million compared to the 2009 quarter and by $8.7 million for the first six months of 2010. For the quarter the company achieved record revenues from its 3-D Printers which resulted in a 92% improvement over the 2009 quarter. Materials sales grew by $2.3 million and $5.3 million over the second quarter and first six months of 2009, indicating a continued recovery across the installed base.

"We are pleased with our improving results and remain confident in our ability to execute on our strategic plans and provide value to our customers and stockholders," concluded Reichental.

Conference Call and Audio Webcast Details

3D Systems will hold a conference call and audio webcast to discuss its operating results for the second quarter of 2010 on Thursday, July 29, 2010 at 9:00 a.m., Eastern Time.

  To access this Conference Call, dial 1-888-336-3485 (or 706-634-0653 from outside the United States). The confirmation code is 812-166-01.
  To access the audio webcast, log onto 3D Systems' Web site at www.3dsystems.com/ir. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation. The webcast will be available for replay beginning approximately three hours after completion of the call at: www.3dsystems.com/ir.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing systems and parts solutions. Its expertly integrated solutions reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Our customers Create With Confidence.

More information on the company is available at www.3DSystems.com, www.modelin3D.com, www.toptobottomdental.com, www.3Dproparts.com, www.dpt-fast.com ,www.mqast.com, http://blog.3Dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

3D SYSTEMS CORPORATION
Condensed Consolidated Statements of Operations
Quarters and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2010	2009	2010	2009

Revenue:
Products	$ 24,645	$ 17,584	$ 47,042	$ 33,073
Services	10,499	7,121	19,729	15,663
Total revenue	35,144	24,705	66,771	48,736

Cost of sales:
Products	12,614	9,443	23,617	17,380
Services	6,574	4,432	12,877	10,047
Total cost of sales	19,188	13,875	36,494	27,427

Gross profit	15,956	10,830	30,277	21,309

Operating expenses:
Selling, general and administrative	9,776	8,818	18,934	18,006
Research and development	2,766	2,855	5,271	5,753
Total operating expenses	12,542	11,673	24,205	23,759

Operating income (loss)	3,414	(843)	6,072	(2,450)

Interest and other expense, net	430	260	834	487

Income (loss) before provision for income taxes	2,984	(1,103)	5,238	(2,937)
Provision for income taxes	247	210	483	460

Net income (loss)	2,737	(1,313)	4,755	(3,397)
Net income attributable to noncontrolling interest	--	4	--	4
Net income (loss) attributable to 3D Systems	$ 2,737	$ (1,317)	$ 4,755	$ (3,401)

Shares used to calculate diluted earnings (loss) per share	23,336	22,515	23,230	22,442
Diluted earnings (loss) per share (1)	$ 0.12	$ (0.06)	$ 0.20	$ (0.15)

(1) See Schedule 1 for the calculation of basic and diluted earnings (loss) per share.

3D SYSTEMS CORPORATION
Condensed Consolidated Balance Sheets
June 30, 2010 and December 31, 2009
(Unaudited)

(in thousands)	June 30, 2010	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$ 25,878	$ 24,913
Accounts receivable, net	22,893	23,759
Inventories, net	22,011	18,378
Prepaid expenses and other current assets	1,823	2,415
Deferred income tax assets	598	634
Restricted cash	54	54
Total current assets	73,257	70,153

Property and equipment, net	25,144	24,789
Goodwill	6,710	3,634
Other intangible assets, net	48,858	48,730
Other assets, net	2,810	3,097
Total assets	$ 156,779	$ 150,403

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 219	$ 213
Accounts payable	14,755	12,994
Accrued liabilities	9,683	11,114
Customer deposits	594	627
Deferred revenue	8,072	8,487
Total current liabilities	33,323	33,435

Long-term portion of capitalized lease obligations	8,145	8,254
Other liabilities	3,525	3,944
Total liabilities	44,993	45,633

Stockholders' equity:
Common stock, authorized 60,000 shares, issued and outstanding 23,124 (2010) and 22,774 shares (2009)	23	23
Additional paid-in capital	181,319	177,682
Treasury stock, at cost; 84 shares (2010) and 74 shares (2009)	(143)	(134)
Accumulated deficit in earnings	(72,736)	(77,491)
Accumulated other comprehensive income	3,323	4,617
Total 3D Systems stockholders' equity	111,786	104,697
Noncontrolling interest	--	73
Total equity	111,786	104,770
Total liabilities and equity	$ 156,779	$ 150,403

3D SYSTEMS CORPORATION
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2010 and 2009
(Unaudited)
	Six Months Ended June 30,
(in thousands)	2010	2009

Cash flows from operating activities:
Net income (loss)	$ 4,755	$ (3,397)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	37	140
Depreciation and amortization	3,429	3,019
Provision (benefit) for bad debts	(157)	879
Stock-based compensation	789	731
Loss (gain) on the disposition of property and equipment	18	(21)
Changes in operating accounts:
Accounts receivable	16	7,725
Inventories	(4,457)	1,827
Prepaid expenses and other current assets	664	(144)
Accounts payable	2,102	(5,335)
Accrued liabilities	(96)	(1,161)
Customer deposits	1	(553)
Deferred revenue	8	(1,448)
Other operating assets and liabilities	329	55
Net cash provided by operating activities	7,438	2,317

Cash flows used in investing activities:
Purchases of property and equipment	(434)	(654)
Additions to license and patent costs	(192)	(83)
Proceeds from disposition of property and equipment	6	26
Acquisition of businesses	(5,600)
Net cash used in investing activities	(6,220)	(711)

Cash flows provided by financing activities:
Restricted stock proceeds and stock options	238	232
Repayment of long-term debt	(105)	(96)
Repayment of short-term borrowings	--	(3,085)
Restricted cash	--	3,204
Net cash provided by financing activities	133	255

Effect of exchange rate changes on cash	(386)	4
Net increase in cash and cash equivalents	965	1,865

Cash and cash equivalents at the beginning of the period	24,913	22,164
Cash and cash equivalents at the end of the period	$ 25,878	$ 24,029

Supplemental Cash Flow Information:
Interest payments	$ 297	$ 324
Income tax payments (receipts)	275	(480)
Non-cash items:
Transfer of equipment from inventory to property and equipment	1,323	47
Transfer of equipment to inventory from property and equipment	392	230
Issuance of stock for acquisition of businesses	2,600	--

Schedule 1
(Unaudited)

Following is a reconciliation of the numerator and denominator of the basic and diluted net earnings (loss) per share computations:

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2010	2009	2010	2009

Basic and diluted earnings (loss) per share:
Basic earnings (loss) per share:
Numerator:
Net income (loss)	$ 2,737	$ (1,317)	$ 4,755	$ (3,401)

Denominator:
Weighted average common shares outstanding	23,035	22,515	22,940	22,442

Basic earnings (loss) per share	$ 0.12	$ (0.06)	$ 0.21	$ (0.15)

Diluted earnings (loss) per share:
Numerator:
Net income (loss)	$ 2,737	$ (1,317)	$ 4,755	$ (3,401)

Denominator:
Weighted average common shares outstanding	23,035	22,515	22,940	22,442
Effect of dilutive securities:
Stock options and restricted stock awards	301	--	290	--
Diluted weighted average shares outstanding	23,336	22,515	23,230	22,442

Diluted earnings (loss) per share	$ 0.12	$ (0.06)	$ 0.20	$ (0.15)
CONTACT:  3D Systems Corporation
          Investor Contact:
          Stacey Witten
            803-326-4010
            WittenS@3dsystems.com
          Media Contact:
          Katharina Hayes
            803-326-3941
            HayesK@3dsystems.com